UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER
the Securities Act of 1933

NORTHEAST BANCORP
(Exact name of registrant as specified in its charter)
Maine	01-0425066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Canal Street
Lewiston, ME 04240
(Address of Principal Executive Offices)

NORTHEAST BANCORP 401(K) SAVINGS AND RETIREMENT PLAN

(Full title of the plan)
James D. Delamater, President and CEO	with a copy to:
Northeast Bancorp	Kimberly J. Decker, Esquire
500 Canal Street	Barley Snyder LLC
Lewiston, Maine 04240	126 East King Street
(Name and address of agent for service)	Lancaster, PA 17604
(207) 786-3245
(Telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, Par value $1.00	20,000	$20.85	$417,000	$44.62

(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of Northeast Bancorp registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)  Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c).

(3)  Based upon the average of the high and low price, as reported by AMEX, as of June 27, 2006.

This Registration Statement shall become automatically effective upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 CFR Section 230.462.

Exhibit Index Follows the Signature Page

Part I

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b).

Part II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

               (a)  The registrant's Annual Report filed on Form 10-K for the year ended June 30, 2005.

               (b)  All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2005.

               (c)  The description of the Company's common stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A declared effective on August 17, 1987 and any amendments or reports filed for the purpose of updating such description.

               (d)  All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 852 of the Maine Business Corporation Act ("MBCA") permits a Maine corporation to indemnify any person who (a) was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or (b) is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another entity.

Under the Company's Bylaws, the Company is authorized to indemnify any persons listed above against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

The Company's Bylaws further provide that the Company has the authority to indemnify any person with respect to any derivative action against expenses (including attorneys' fees) actually and reasonably incurred by such person, provided that the person acted under the standards set forth in the preceding paragraph. However, the Company's Bylaws provide that the Company shall not indemnify any person with respect to any claim, issue or matter as to which that person is finally adjudicated to be liable for negligence or misconduct to the Company unless, and only to the extent that, the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, the Company's Bylaws provide that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of disinterested directors, by duly elected independent legal counsel, or by the shareholders.

In addition, the Company's Bylaws provide that the Company must indemnify any director, officer, employee or agent of the Company who has been successful on the merits or otherwise in defense of any civil or criminal action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein. Such person shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Expenses incurred by a director, officer, employee or agent of the Company in defending a civil or criminal proceeding may be paid by the Company in advance of the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the Company as authorized in its Bylaws.

The Company's Bylaws also provide that the indemnification available under the Bylaws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such office, and shall continue as to such person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

Pursuant to Section 858 of the MBCA and the Company's Bylaws, the Company has purchased and maintains insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against any such person and incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i )  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewiston, State of Maine, on June 29, 2006.
NORTHEAST BANCORP
/s/ James D. Delamater James D. Delamater
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Each person whose signature appears below also constitutes and appoints James Delameter and Robert Johnson, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
/s/ John B. Bouchard John B. Bouchard	Director	June 29, 2006
/s/ James P. Day James P. Day	Director	June 29, 2006
/s/ James D. Delamater James D. Delamater	Director, President and Chief Executive Officer (Principal Executive Officer)	June 29, 2006
/s/ Ronald J. Goguen Ronald J. Goguen	Director	June 29, 2006
/s/ Philip C. Jackson Philip C. Jackson	Director	June 29, 2006
/s/ Judith W. Kelley Judith W. Kelley	Chairman of the Board	June 29, 2006
/s/ Pender J. Lazenby Pender J. Lazenby	Director	June 29, 2006
/s/ John Rosmarin John Rosmarin	Vice-Chairman of the Board	June 29, 2006
/s/ John Schiavi John Schiavi	Director	June 29, 2006
/s/ Stephen W. Wight Stephen W. Wight	Director	June 29, 2006
/s/ Dennis A. Wilson Dennis A. Wilson	Director	June 29, 2006
/s/ Robert S. Johnson Robert S. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2006

Exhibit Index
Number	Exhibit
5.1	Opinion of Barley Snyder LLC re: legality of the securities
23.1	Consent of Barley Snyder LLC (this Exhibit is part of Exhibit 5)
23.2	Consent of Baker Newman & Noyes Limited Liability Company to incorporate by reference its report, dated June 27, 2006
24.1	Power of attorney (this Exhibit is part of Signature Page)
99.1	Northeast Bancorp 401(K) Savings And Retirement Plan